AGREEMENT REGARDING STOCK ACQUISITION

     AGREEMENT REGARDING STOCK ACQUISITION (the "Agreement") dated as of March 30, 1998, by and among DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation ("Buyer"), STEPHEN P. KAVOURAS, an individual, and the STEPHEN P. KAVOURAS REVOCABLE TRUST UNDER AGREEMENT DATED SEPTEMBER 13, 1995 and the IRREVOCABLE GST TRUST FOR STEPHEN P. KAVOURAS UNDER AGREEMENT DATED JULY 29, 1997 (the "Trusts") (the Trusts and Stephen P. Kavouras being sometimes referred to herein collectively as the "Principals" and individually as a "Principal").

     WHEREAS, the Trusts are the owners, in the aggregate, of 130 of the 155 5/12 issued and outstanding shares of Common Stock of Kavouras, Inc., a Minnesota corporation (the "Company);

     WHEREAS, Stephen P. Kavouras is a current beneficiary of each of the Trusts and, accordingly, is the beneficial owner of a majority of the outstanding shares of Common Stock of the Company;

     WHEREAS, contemporaneously with the execution of this Agreement, Buyer and certain of the shareholders of the Company named therein have executed that certain Stock Purchase Agreement dated as of even date herewith (the "Stock Purchase Agreement") and submitted such Stock Purchase Agreement to the other shareholders of the Company for execution (all such shareholders being referred to herein collectively as "Sellers"); and

     WHEREAS, Principals have agreed to execute this Agreement for the purpose of making certain representations, warranties, covenants, agreements, and indemnifications for the benefit of Buyer to induce Buyer to enter into the Stock Purchase Agreement, which Buyer would not do absent such actions by Principals.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, and the benefits to be received by the Trusts pursuant to the Stock Purchase Agreement, Buyer and Principals agree as follows:

                                    ARTICLE I
                           SALE OF SHARES AND CLOSING

     1.01 Sale of Shares. Subject to the terms and conditions therein stated, pursuant to the Stock Purchase Agreement, Sellers have agreed to sell, assign, transfer and deliver to Buyer all of the issued and outstanding shares of Common Stock of the Company (the "Shares"), and Buyer has agreed to purchase the Shares from Sellers.

     1.02 Closing. Subject to the terms and conditions of the Stock Purchase Agreement, the sale referred to in Section 1.01 (the "Closing") shall take place at the offices of Faegre & Benson, LLP, Minneapolis, Minnesota, on such date as

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the parties thereto shall by written instrument designate, but no later than ten
(10) days after the later to occur of (i) the expiration or termination of all applicable waiting periods with respect to each of the antitrust filings referred to in Section 5.01(b) hereof (including any extensions thereof) or (ii) the receipt of all FCC approvals referred to in Section 5.01(c). Such time and date are herein referred to as the "Closing Date".

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF PRINCIPALS

     As of the date hereof (except as otherwise specified herein and except as set forth in the disclosure schedule accompanying this Agreement) (the "Disclosure Schedule"), each Principal jointly and severally represents and warrants to Buyer as follows:

     2.01 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing (except in jurisdictions where the concept of good standing does not exist) under the laws of the jurisdiction of its incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of its business, as now being conducted, makes such qualification necessary and where the failure to so qualify, be licensed or be in good standing would, when taken together with all other such failures, affect materially and adversely the financial condition or business of the Company. Schedule 2.01 of the Disclosure Schedule sets forth a complete list of the jurisdictions in which the Company is qualified or licensed to do business. Buyer has heretofore received true and complete copies of the Articles of Incorporation and By-laws (or other similar charter documents), as currently in effect, of the Company.

     2.02 Capitalization; Title to Stock.

     (a) The authorized capital stock of the Company consists of 250 shares of common stock, no par value (the "Common Stock"), of which 155 5/12 shares are issued and outstanding as of the date hereof and no shares are held in the Company's treasury. Sellers are the beneficial and record owners of all the Company's outstanding shares of Common Stock. All of the outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except for the sale to Buyer as contemplated by the Stock Purchase Agreement, there are no outstanding options, warrants, calls or other rights to subscribe for or purchase or acquire from the Company or Principals or any affiliate of the Company, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire (i) any capital stock of the Company or (ii) any securities convertible into or exchangeable for any capital stock of the Company. The Company is not contractually obligated to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock.

     (b) Each Trust (i) has good and valid title, beneficially and of record, to the respective Shares set forth opposite its name on Schedule 1 attached to the Stock Purchase Agreement, free and clear of all liens, encumbrances and rights of others, (ii) is in rightful possession of duly and validly authorized and

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issued certificates  evidencing its ownership of record of the Shares, and (iii)
has full right, power and authority to sell, transfer, convey and deliver to Buyer, in accordance with the terms of the Stock Purchase Agreement, good and valid title, beneficially and of record, to all of such Shares being sold by such Trust to Buyer thereunder, free and clear of all liens, encumbrances and rights of others.

     2.03 Subsidiaries. Except as set forth on Schedule 2.03 of the Disclosure Schedule, (a) the Company has no subsidiaries, and (b) there is no corporation, partnership, joint venture or other person or entity in which the Company, directly or indirectly, has, or pursuant to any agreement or agreements has or will have, a right or obligation to acquire or make by any means, an interest or investment (including, without limitation, equity ownership, proprietary interest, loans, guarantees of indebtedness and other similar obligations).

     2.04 Authority Relative to the Transactions Contemplated by this Agreement. Each Principal has all necessary power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized on behalf of each Principal and no other proceedings on behalf of Principals are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Principals, and (assuming the valid execution and delivery of this Agreement by Buyer) constitutes a valid and binding agreement of Principals, enforceable against Principals in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     2.05 Consents and Approval;  No Violation.  Except as set forth on Schedule
2.05 of the Disclosure Schedule, neither the execution and delivery of this Agreement or the Stock Purchase Agreement by Principals and Sellers, as the case may be, nor the consummation by Principals or Sellers of the transactions contemplated hereby or thereby, nor compliance by any Principal or Seller with the provisions hereof or thereof, will (i) require any Principal, the Company or any Seller to file or register with, notify, or obtain any permit, authorization, consent or approval of, any governmental or regulatory authority except (A) for filings with the Federal Trade Commission ("FTC") and with the Antitrust Division of the United States Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended (the "HSR Act") and the rules and regulations thereunder or (B) for those requirements which become applicable to the Company as a result of the specific regulatory status of Buyer or as a result of any other facts that specifically relate to the business activities in which Buyer is engaged or (C) for filings with the Federal Communications Commission ("FCC") pursuant to
Section 25.119 of the FCC Rules, 47 C.F.R. Sec. 25.119, with regard to the Company's FCC licenses for satellite earth station facilities and Section 5.5 of the FCC Rules, 47 C.F.R. Sec. 5.5, with regard to the Company's experimental FCC authorizations, as listed on Schedule 2.05 of the Disclosure Schedule or (D) for any requirements of federal or state securities laws; (ii) conflict with or breach any provision of the Articles of Incorporation, By-laws or trust agreement (or other similar governing documents) of the Company or any Principal; (iii) violate or breach a provision of, or constitute a default (or

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an event which, with notice or lapse of time or both would constitute a default)
under, any of the terms, covenants, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which any Principal or the Company is a party, or by which any Principal or the Company or any of their respective properties or assets may be bound, except for such breaches or defaults which when considered together do not have a material adverse effect on the transactions contemplated by this Agreement or the Stock Purchase Agreement, or on the assets, liabilities, business or financial condition of the Company, taken as a whole; or (iv) assuming compliance with all antitrust laws (including the HSR Act), violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to any Principal or the Company or any of their material assets, except for violations which, when considered together, do not have a material adverse effect on the transactions contemplated by this Agreement or the Stock Purchase Agreement, or on the assets, liabilities, business or financial condition of the Company, taken has a whole.

     2.06 Financial Statements. Principals have delivered to Buyer the audited consolidated balance sheets of the Company as of December 31, 1996 and 1995, and the related consolidated statements of operations and retained earnings and cash flows for the years then ended, including the notes thereto, together with the reports thereon of Coopers & Lybrand, L.L.P. (the "Audited Financial Statements"). The Audited Financial Statements (i) have been prepared in accordance with the books and records of the Company, and (ii) present fairly the financial position of the Company as of December 31, 1996 and 1995, respectively, and the results of operations for the years then ended, all in conformity with generally accepted accounting principles. Principals have also delivered to Buyer the unaudited balance sheets of the Company as of December 31, 1997 and February 28, 1998, and the related statements of income, changes in capital accounts and changes in financial position for the periods then ended (the "Unaudited Financial Statements"). The Unaudited Financial Statements (x) have been prepared in accordance with the books and records of the Company, and
(y) present fairly the financial position of the Company as of December 31, 1997 and February 28, 1998, respectively, and the results of operations for the periods then ended, provided that Buyer acknowledges that the Unaudited
Financial Statements were prepared internally and have not been audited or prepared in accordance with generally accepted accounting principles. (The Audited Financial Statements and Unaudited Financial Statements are sometimes referred to collectively herein as the "Financial Statements"). The Unaudited Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly disclosed therein or as set forth in Schedule 2.06 of the Disclosure Schedule.

     2.07 [Intentionally left blank.]

     2.08  Absence  of Certain  Changes  or  Events.  Except (i) as set forth in
Schedule 2.08 of the Disclosure Schedule, (ii) as disclosed in the other Schedules hereto, or (iii) as reflected in the Financial Statements, since February 28, 1998, the Company has not (a) taken any action specified in Sections 4.01 (a)-(o) herein (other than actions taken after the date hereof with the consent of Buyer), (b) suffered any material adverse change in its

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assets, liabilities, business, results of operations or financial condition, (c)
suffered any damage, destruction or casualty loss adversely affecting any material assets of the Company, or (d) entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business, consistent with past practices.

     2.09 Title and Related Matters. (a) Except as set forth on Schedule 2.09 of the Disclosure Schedule, the Company does not own any real property. All of the material properties, rights and assets, tangible and intangible, now used in or sufficient for the conduct by the Company of its business as presently conducted are either owned, leased or licensed by the Company. The interests of the Company in its properties, rights and assets (whether owned or as a lessee) are free and clear of all Liens other than (i) Liens for taxes and installments of any special assessments not yet due and payable, (ii) Liens which do not materially affect the use by, or value to, the Company of its rights and assets,
(iii) other covenants, conditions, Liens, restrictions, easements, charges or encumbrances that are of record against the real property owned or leased by the Company, (iv) mechanics, carriers workers, repairers and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Company, (v) zoning, entitlement, building and other land use regulations imposed by governmental agencies and (vi) Liens set forth on Schedule 2.09 of the Disclosure Schedule. The term "Liens" shall mean any pledge, lien, security interest, conditional sale agreement, or other similar encumbrance.

     (b) Except as set forth on Schedule 2.09 of the Disclosure Schedule, the real properties owned or leased by the Company are used and operated in substantial compliance and in conformity in all material respects with all applicable laws, leases, contracts, commitments, licenses and permits. With respect to all buildings which are owned or leased by the Company, except for restrictions under applicable zoning laws and ordinances, no condition, law or regulation precludes or restricts the use of such properties for the purposes for which they are used.

     2.10 Material Contracts. Except as set forth in Schedule 2.10 of the Disclosure Schedule, the Company does not have nor is it bound by (a) any agreement, contract or commitment relating to the employment of any person by the Company, or any bonus, commission, severance or termination pay, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, contract or commitment relating to capital expenditures in excess of $10,000,
(d) any loan or advance to, or investment in, any other person other than cash advances in the ordinary course of business consistent with past practice, or any agreement, contract or commitment relating to the making of any such loan, advance or investment except for cash advances in the ordinary course of business consistent with past practice, (e) any debt obligation for borrowed money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any other person (other than the endorsement of negotiable instruments for collection and other similar transactions in the ordinary course of business), (f) any management, distributorship, sales, service (personal or otherwise), consulting or any other similar type of contract, (g) any agreement, contract or commitment limiting the freedom of the

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Company to engage in any line of business or to compete with any other person or in any area, (h) any other agreement, contract or commitment which contains an existing obligation of the Company to pay $25,000 or more and is not cancelable without penalty within 30 days, (i) any outstanding powers of attorney or proxies granted to any person for any purpose whatsoever, (j) any contract or oral or written agreement for the acquisition of any other person, (k) any agreement as to which the United States Government, any state, local or municipal government or any foreign government or any agency or instrumentality of any of the foregoing is a party, exclusive of any such agreement which contains solely the provisions set forth in a form contract used by the Company in its ordinary course of business, which forms have been previously made available to Buyer, or (l) any proposed contract or agreement which upon acceptance of a customer or third party would create a binding obligation upon the Company and which would not be cancelable without penalty within thirty (30) days and would involve a commitment to pay $25,000 or more annually (all such
oral  or  written  agreements,   contracts,  arrangements  and  commitments  are
hereinafter referred to as the "Material Contracts"). True, complete and correct copies of all such written contracts, commitments, agreements or arrangements described on Schedule 2.10 of the Disclosure Schedule will have been made available to Buyer prior to Closing. To the best knowledge of Principals,
Schedule 2.10 of the Disclosure Schedule contains a complete list of all such oral contracts, agreements, commitments or arrangements and identifies which of such contracts are oral in nature. Except as set forth on Schedule 2.10 of the Disclosure Schedule, under the Material Contracts, there are no defaults on the part of the Company or events which, with notice or lapse of time or both, would constitute defaults on the part of the Company, which defaults, individually or in the aggregate, would have a material adverse effect on the assets, liabilities, business, results of operation or financial condition of the Company taken as a whole. No Principal or the Company has received any notice from the other party to such Material Contracts of the termination or threatened termination thereof and no Principal has knowledge of the occurrence of any event which would allow such other party to terminate such Material Contract except as otherwise disclosed in the Disclosure Schedule. Except as set forth on
Schedule 2.10 of the Disclosure Schedule or any other Schedule hereto, no indebtedness of the Company will be accelerated by its terms, or result from the consummation of the transactions contemplated hereby.

     Schedule 2.10 of the Disclosure Schedule contains a complete list of all agreements providing for the payment of severance pay to employees of the Company (the "Termination Benefits Agreements"). Except as expressly indicated on Schedule 2.10 of the Disclosure Schedule, no event has occurred under any of the Termination Benefits Agreements which alone or upon the giving of notice or the passage of time or both would obligate the Company to make any payment under any of the Termination Benefits Agreements.

     2.11 Major Customer Contracts. Schedule 2.11 of the Disclosure Schedule identifies the twenty customer agreements that yielded the greatest amount of revenues to the Company for the month of February, 1998 (the "Major Customer Contracts"). With respect to the Major Customer Contracts:

     (a) The Company is the party that provides the services under each of the Major Customer Contracts and, except as set forth in Schedule 2.11 of the Disclosure Schedule, no Major Customer Contract contains provisions to the effect that it will be subject to termination or renegotiation as a result of the transactions contemplated hereby;

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     (b) Prior to Closing  Principals  will have made available to Buyer correct and complete copies of all of the Major Customer Contracts and all amendments thereto and all extensions and renewals thereof;

     (c) Except as set forth on Schedule 2.11 of the Disclosure Schedule, no notice of termination of a Major Customer Contract has been received by the Company, and no such customer has indicated in writing its intention to terminate a Major Customer Contract;

     (d) There are no credits, monies or the like in excess of $1,000 due to any customer who is a party to a Major Customer Contract other than pursuant to the terms of the Major Customer Contracts;

     (e) Except as set forth on Schedule 2.11 of the Disclosure Schedule, the Company has not received any written notice of any warranty or indemnity claims by any customer under a Major Customer Contract which has not been settled to the satisfaction of the customer claimant;

     (f) Except as set forth on Schedule 2.11 of the Disclosure Schedule, the Company has not received any written notice of default from any customer under any of the Major Customer Contracts; and

     (g) Except as set forth in Schedule 2.11 of the Disclosure Schedule, the Company has not received any notice of the filing by or against any customer who is a party to a Major Customer Contract of a petition in bankruptcy, assignment for the benefit of creditors, a petition seeking reorganization, composition, liquidation, dissolution or similar arrangement.

     2.12 Leases. Schedule 2.12 of the Disclosure Schedule sets forth an accurate list of (a) all written leases under which the Company is a lessee or lessor of real property or office space and (b) all other leases to which the Company is a party (as lessee) involving annual rental payments in excess of $12,000. All rents and additional rent due to date on such leases have been paid and in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease or arrangement and is not in default thereunder. Except as set forth on Schedule 2.12 of the Disclosure Schedule, there is not, with respect to leases referred to in clauses (a) and
(b) above, any existing default, or an event of default, or event which, with or without notice or lapse of time or both, would constitute a default or an event of default, on the part of the Company.

     2.13  Proprietary  Rights;  Computer  Programs,   Databases  and  Software.
Schedule 2.13 of the Disclosure Schedule contains a complete list of all trademarks, trade names, assumed names, service marks, logos, patents, patent applications (both United States and foreign), copyrights and copyright registrations, and any applications for registration and registrations therefor presently owned or held by the Company or with respect to which the Company owns or holds any license or other direct or indirect interest (collectively, the

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"Proprietary  Rights"); and no other material Proprietary Rights are used in or, to the knowledge of Principals, are necessary for the conduct of the business of the Company as such business is presently conducted. Unless otherwise indicated in such Schedule 2.13 of the Disclosure Schedule, the Company owns sufficient right, title and interest in and to the material Proprietary Rights for the conduct of its business. To the knowledge of Principals, no material Proprietary Rights used by the Company conflict with or infringe the rights of any other person. No claims have been asserted by any person with respect to the ownership, validity, license or use of the Proprietary Rights and no Principal knows of any basis for such claim. The Company has taken reasonable measures which it believes to be appropriate to maintain and protect the Proprietary Rights. The Company has the right to use all material Proprietary Rights, to provide and sell the services and products provided and sold by it, and to conduct its business as heretofore conducted, and, except as set forth on
Schedule 2.13 of the Disclosure Schedule, the consummation of the transactions contemplated hereby and by the Stock Purchase Agreement will not alter or impair any such rights. Except as set forth on Schedule 2.13 of the Disclosure Schedule, no person is known to be infringing on or violating the Proprietary Rights used by the Company.

     (b) Prior to the Closing, copies of the license agreements relating to all computer programs, databases and software used by the Company shall have been made available to Buyer. The Company owns, leases or licenses and has the right to use computer programs, databases and software which are sufficient and adequate to operate the business of the Company as it is presently being conducted. Except as set forth on Schedule 2.13 of the Disclosure Schedule, all such computer programs, databases and software and the source codes thereof have been maintained only at the Company's offices at 11400 Rupp Drive, Burnsville, Minnesota. Except as set forth in Schedule 2.13 of the Disclosure Schedule, the Company has not sold, licensed, leased or otherwise transferred or granted any interest or rights to any of its computer programs, databases or software to any other person.

     2.14  Litigation.  Schedule  2.14 of the  Disclosure  Schedule sets forth a complete list and an accurate description of all claims, actions, suits, proceedings and (to the knowledge of Principals) investigations pending or, to the knowledge of Principals, threatened, by or against or involving the Company or its business and, in the case of collection claims which have been asserted, those involving claims in excess of $3,000. Based solely on the advice of its counsel with respect to probable outcomes, but without in any manner guaranteeing those outcomes, Principals do not believe that any such pending or threatened claims, actions, suits, proceedings or investigations, if adversely determined, would, individually or in the aggregate, materially adversely affect the business, financial condition, results of operations or prospects of the Company taken as a whole or the transactions contemplated hereby and by the Stock Purchase Agreement. The Principals do not know of any reasonable basis for any other such claim, action, suit, proceeding or investigation. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on any of its operations, business practices or on its ability to acquire any property or conduct business in any area.

     2.15 Employee Benefit Matters. (a) Except as disclosed on Schedule 2.15(a) of the Disclosure Schedule hereto and as described in subparagraph (b) (i)

                                       8
below, neither the Company nor any member of the Control Group (within the meaning of section 414(b) of the Internal Revenue Code of 1986, as amended (the "Code") maintains, contributes to, or has any current obligation to, for, on behalf of or with respect to current or former employees of the Company, any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), multiemployer plan (as defined in ERISA Section 3(37)), stock purchase plan, stock option plan or deferred compensation agreement, plan or funding arrangement (collectively "Employee Plans").

     (b) (i) The only  employee  welfare  benefit  plans  (as  defined  in ERISA
Section 3(1)) maintained by the Company are set forth on Schedule 2.15(b) of the Disclosure Schedule (collectively "Company Plans"). Copies of the Company Plans have been furnished to Buyer.

     (ii) For each Company Plan:

     (A) each such Company Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements in all material respects;

     (B)  there is no  disqualified  benefit  (as such term is  defined  in Code
Section 4976(b)) which would subject Sellers, the Company or Buyer to a tax under Code Section 4976(a);

     (C) each and every such Company Plan which is a group health plan (as such term is defined in Code Section 162 (i)(3)) complies and has complied with the applicable requirements of Code Section 162(k), Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act in all material respects; and

     (D) each such Company Plan (including any such plan covering former employees of the Company) may be amended or terminated by the Company or Buyer on or at any time after the Closing Date.

     2.16 Governmental Authorizations and Regulations. The Company has all material licenses, franchises, permits and other governmental authorizations necessary to the conduct of its business, as presently conducted, and the same are in full force and effect. The business of the Company is being conducted in compliance in all material respects with all applicable laws, ordinances, rules and regulations of all governmental authorities relating to its properties or applicable to its business and in compliance in all material respects with all applicable licenses, franchises, permits and other governmental authorizations. Except as set forth on Schedule 2.16 of the Disclosure Schedule, the Company has not received any notice of any alleged violation of any of the foregoing.

     2.17 Labor Matters. Except as set forth in Schedule 2.17 of the Disclosure Schedule, (i) the Company is in compliance in all material respects with all applicable laws respecting health and occupational safety, employment and employment practices, terms and conditions of employment and wages and hours (including, without limitation, the Federal Immigration Reform and Control Act

                                       9
of 1986), (ii) there is no unfair labor practice complaint against the Company pending or threatened before the National Labor Relations Board, (iii) there are no proceedings pending or threatened before the National Labor Relations Board with respect to the Company, (iv) there are no discrimination charges (relating to sex, age, religion, race, color, national origin, ethnicity, handicap or veteran status or any other basis protected by relevant law) pending before any federal, state or local agency or authority against the Company or any of its employees, (v) no grievance which might have a material adverse effect upon the Company is currently pending, (vi) the Company is not bound by any collective bargaining agreement and there is no collective bargaining agreement currently being negotiated by the Company and (vii) the Company has not experienced any material labor difficulty during the past three years.

     2.18 Insurance. The Company maintains insurance coverage which Principals believe to be sufficient for compliance with all requirements of law and of all agreements to which the Company is a party and Principals believe such insurance provides adequate insurance coverage for the business of the Company. With respect to all policies, all premiums currently payable or previously due and payable with respect to all periods up to and including the date hereto have been paid and no notice of cancellation or termination has been received with respect to any such policy. Such policies will remain in full force and effect through the respective dates set forth in such policies without the payment of additional premiums, unless called for in its original terms.

     2.19 Tax Matters. (a) Except as set forth in Schedule 2.19 of the Disclosure Schedule, the Company and its subsidiaries have filed within the time and in the manner prescribed by law all Federal, state, local and foreign tax returns and tax reports which are required on or before the date hereof to be filed by, or with respect to, them. Such returns and reports accurately reflect all liability for taxes of the Company and its subsidiaries for the periods covered thereby. All Federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise, withholding, payroll, employment and other taxes and assessments (including interest and penalties) payable by, or due from, the Company or its subsidiaries have been fully paid or adequately disclosed and provided for in the Financial Statements of the Company.

     (b) The Company has not filed any election or caused any deemed election under Section 338 of the Code.

     (c) Except as set forth in Schedule 2.19 of the Disclosure Schedule, (i) neither the Company nor any of its subsidiaries is delinquent in the payment of any Taxes (as defined in Section 8.10(f) hereof), and (ii) no extensions of time have been granted to the Company or any of its subsidiaries to file any return required by applicable law to be filed by it prior to the date hereof, which have expired without such return having been filed.

     (d) The federal income tax returns of the Company (or returns of any consolidated group which include the Company) have not been examined by the Internal Revenue Service (the "IRS"). No foreign income tax return of the Company or any of its subsidiaries has been examined by the tax authority having jurisdiction thereover.

                                       10

     (e) The Company has not participated (nor will the Company participate prior to the Closing) in or cooperate with an international boycott within the meaning of Section 999 of the Code.

     (f) Except as set forth in Schedule 2.19 of the Disclosure Schedule, all transactions which could give rise to a substantial understatement of federal income tax (within the meaning of Section 6661 of the Code) were adequately disclosed on the returns required in accordance with Section 6661(b)(2)(8) of the Code.

     2.20 Transactions with Affiliates. Except as expressly provided in this Agreement or as set forth in Schedule 2.20 of the Disclosure Schedule, the Company does not owe any amount or have any liability (contingent or otherwise), contract, commitment, arrangement or obligation to or with Sellers or any persons known by any Principal to be affiliates of any Seller. Except as set forth on Schedule 2.20 of the Disclosure Schedule, no Principal owns, directly or indirectly, any interest that will survive the Closing in, or is a director or employee of, or consultant to, any organization that is a competitor in the United States, supplier, licensor, customer, creditor or debtor of the Company. No Seller or Principal or persons known by any Principal to be affiliates of any Seller have any material interest in any significant property, real or personal, tangible or intangible, of the Company.

     2.21 Accounts Receivable. Except as set forth on Schedule 2.21 of the Disclosure Schedule, the accounts receivable reflected on the January 31, 1998 balance sheet contained in the Financial Statements and all accounts receivable arising between January 31, 1998 and the date hereof arose from bona fide transactions in the ordinary course of business. Except as set forth on Schedule
2.21 of the Disclosure Schedule, no account has been assigned or pledged to any other person, firm or corporation and no defense or setoff to any such account has been asserted by the account obligor.

     2.22 Environmental Matters. Except as set forth in Schedule 2.22 of the Disclosure Schedule:

     (a) The Company is in material compliance with, and has not done anything to be in material violation of, the terms and conditions of all environmental permits, licenses, and other authorizations required under all applicable federal, state and local laws relating to the environment, or the premises owned, leased or occupied by them.

     (b) To the knowledge of Principals, there are no conditions at, on, under or related to, the real property listed in Schedule 2.09 of the Disclosure Schedule as being owned by the Company (collectively, the "Premises") which presently poses a significant hazard to human health or the environment. There has been no production, use, treatment, storage in underground tanks, pits, or surface impoundments, transportation or disposal by the Company of any Hazardous Substance, as hereinafter defined, on the Premises, nor any release or threatened release by the Company of any Hazardous Substance, pollutant or contaminant into or upon or over the Premises or into or upon ground or surface water at or within 2,000 feet of the boundaries of the Premises in such form or

                                       11
quantities so as to create any material liability for the Company. To the knowledge of Principals, except as set forth in Schedule 2.22 of the Disclosure Schedule, there are no asbestos or asbestos-containing materials incorporated into the buildings or interior improvements that are part of the Premises or other assets to be indirectly transferred pursuant to this Agreement. For purposes of this Agreement, "Hazardous Substance" shall mean, any hazardous or toxic substance, material or waste which is regulated by any local governmental authority, or any State or the United States Government.

     (c) Principals have delivered to Buyer copies of all engineering and environmental studies, such as site analyses and core sampling, environmental reports, test results, notices, or other similar information, pertaining to the Premises that the Company has in its possession, or to which it is entitled to possession (the "Environmental Reports") and, except as set forth in Schedule 2.22, the Principals know of no event or occurrence which would cause the Environmental Reports to no longer be accurate. Buyer, at Buyer's expense, may cause to be made engineering and environmental studies, such as site analyses and core sampling, in order to determine the environmental condition of the Premises.

     2.23 Brokers and Finders. No Principal has employed any broker or finder and no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representation or promise of any of them in connection with the transactions contemplated hereby.

     2.24 Books and Records. The minute books of the Company, as previously made available to Buyer, constitute the only written records maintained by the Company of all meetings of and corporate actions or written consents by the respective stockholders and Boards of Directors of the Company. Except as set forth in Schedule 2.24 of the Disclosure Schedule, the Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership or license and direct control of the Company.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     As of the date hereof, Buyer represents and warrants to Principals as follows:

     3.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.02 Authority Relative to this Agreement. Buyer has all necessary power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of

                                       12

Directors of Buyer and no other proceedings on the part of Buyer or its stockholders are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Principals) constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     3.03 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement or the Stock Purchase Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby or thereby, nor compliance by Buyer with any of the provisions hereof or thereof, will (i) require Buyer to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority except (A) for filings with the FTC and with the Antitrust Division pursuant to the HSR Act and the rules and regulations thereunder or (B) for those requirements which become applicable to Buyer as a result of the specific regulatory status of the Company or as a result of any other facts that specifically relate to the business activities in which the Company is or proposes to be engaged; (ii) conflict with or breach any provision of the Certificate of Incorporation or by-laws of Buyer; (iii) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, covenants conditions or provisions of any note, bond mortgage, indenture deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets may be bound, except for such breach or default which would not have a material adverse effect on the transactions contemplated by this Agreement taken as a whole; or (iv) assuming compliance with all antitrust laws (including the HSR Act) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Buyer or any of its material assets, which violation would have a material adverse effect on the transactions contemplated by this Agreement taken as a whole.

     3.04 Litigation; Compliance with Law. Buyer is not a party to any action or proceeding which seeks, or is subject to, any outstanding order, writ, injunction or decree, which restrains or enjoins consummation of the transactions contemplated hereby or which otherwise challenges the transactions contemplated hereby and (ii) there is no litigation, administrative, arbitral or other proceeding, or petition or complaint or, to the knowledge of Buyer, investigation before any court or governmental or regulating authority or body pending or, to the knowledge of Buyer, threatened against or relating to Buyer that would materially adversely affect Buyer's ability to perform its obligations pursuant to this Agreement.

     3.05 Brokers and Finders. Buyer has not employed any broker or finder and no broker or finder is entitled to any brokerage fees, commissions or finder's fees arising from any act, representations or promise of Buyer, in connection with the transactions contemplated hereby.

                                       13

     3.06 Purchase for Investment. Buyer will acquire all of the outstanding stock of the Company to be purchased by it hereunder for its own account for investment and not with a view toward any resale or distribution thereof. Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended, or the securities laws of any states and, accordingly, the Shares may not be resold by Buyer unless registered under the 1933 Act and applicable state securities laws, or sold in transactions which are exempt from registration thereunder.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

     4.01 Conduct of Business of the Company. During the period from the date of this Agreement to the Closing Date, and except as otherwise expressly provided in this Section 4.01 or Schedule 4.01 of the Disclosure Schedule, Principals will cause the Company to (i) conduct its business and operations according to its ordinary course of business consistent with past practice, (ii) use its reasonable best efforts to preserve intact its business organization and its relationship with licensors, suppliers, distributors, employees, customers and others having business relationships with them, except as may otherwise be agreed by Principals and Buyer, and (iii) use its reasonable best efforts to maintain the Major Customers Contracts in full force and effect in accordance with their terms up to the Closing Date. As used in this Article IV and elsewhere in this Agreement, the term "reasonable best efforts" shall not require the party using such efforts to make any payment to any other party which it is not otherwise required to pay. Without limiting the generality of the foregoing and except as otherwise expressly provided in Schedule 4.01 of the Disclosure Schedule, prior to the Closing without the prior written consent of Buyer, Principals will not permit the Company to:

     (a) change or amend its Articles of Incorporation or By-laws (or similar governing documents);

     (b) (i) create, incur or assume any debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than normal trade obligations incurred in the ordinary course of business consistent with past practice and borrowings by the Company in the ordinary course under its current lines of credit or (ii) pay any debt, liability or obligation of any kind other than current liabilities incurred in the ordinary course of business consistent with past practice and current maturities of existing long-term debt or (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, or make any loans or advances to any person, except in the ordinary course of business consistent with past practice; provided, however, that without the prior written consent of Buyer, the Company shall not enter into a new agreement to provide services or products to a reseller of such services or products or to a competitor of Buyer (except in either case with respect to renewals of agreements with current customers in the ordinary course) or amend any Major Customer Contract in a material adverse manner to the Company;


                                       14

     (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or redeem or otherwise acquire any of the capital stock of the Company or split, combine or otherwise similarly change the capital stock of the Company or authorize the creation or issuance of or issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock, or agree to take any such action;

     (d) (i) change in any manner the rate or terms of compensation or bonus payable or to become payable to any director, officer or employee or (ii) change in any manner the rate or terms of any insurance, pension, severance, or other employee benefit plan, payment or arrangement made to, for or with any employees;

     (e) discharge or satisfy any lien other than in the ordinary course of business and consistent with past practice, or subject to any Lien any assets or properties, except for any Liens that would otherwise be permitted under Section
2.09 hereof;

     (f) except as otherwise permitted in this Section 4.01, enter into any agreement or commitment for any borrowing, capital expenditure or capital financing in excess of $50,000 individually or in the aggregate;

     (g) sell, lease, transfer or dispose of any of its properties or assets, waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it in each case other than in the ordinary course of business consistent with past practice;

     (h) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any material property or assets of any other individual, firm, corporation or entity, except in the ordinary course of business consistent with past practice;

     (i) except as required by generally accepted accounting principles (A) utilize accounting principles different from those used in the preparation of the Financial Statements, (B) change in any manner its method of maintaining its books or accounts and records from such methods as in effect on the date of the Financial Statements, or (C) accelerate booking of revenues or the deferral of expenses, other than as shall be consistent with past practice and in the ordinary course of business;

     (j) take any action to permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage and which are obtainable on substantially the same economic terms are in full force and effect; provided, however that if the Company shall receive notice of any such cancellation or termination, it shall so notify Buyer promptly upon receipt thereof and, if feasible upon the payment of a premium which is not materially

                                       15
greater than the premium payable under such terminated or canceled policy, obtain simultaneously with such termination or cancellation such replacement policies;

     (k) enter into any collective bargaining agreement;

     (l) settle or compromise any claim, suit or cause of action involving more than $10,000;

     (m) license, transfer, grant, waive, release, permit to lapse or otherwise fail to preserve any of the material Proprietary Rights, dispose of or permit to lapse any material license, permit or other form of authorization, or dispose of any customer list;

     (n) terminate, materially amend or fail to perform any of its material obligations under any Material Contract; or

     (o) enter into an  agreement  to do any of the things  described in clauses
(a) through (n) above.

     4.02 Current Information. During the period from the date of this Agreement to the Closing, unless already disclosed in Schedule 4.01 of the Disclosure Schedule, Principals will promptly notify Buyer in writing of any significant development not in the ordinary course of business consistent with past practice or of any material adverse change in the assets, liabilities, business, financial condition, prospects or results of operation of the Company and of any governmental complaints, investigations or hearings of which they or the Company have been advised involving the Company, or the institution or threat of the institution of any litigation or proceedings involving the Company of which they or the Company have been advised.

     4.03 Access to Information. Between the date of this Agreement and the Closing Date, Principals will cause the Company to (i) afford Buyer and its designated representatives full access to the premises, books and records of the Company, and (ii) cause the Company's officers, and use its reasonable best efforts to cause the Company's advisors (including, without limitation, their auditors, attorneys and other advisors) to furnish Buyer and its designated representatives (including Buyer's auditors, accountants, attorneys and representatives) with financial and operating data and other information with respect to the business and properties of the Company for the purpose of permitting Buyer to make such investigation of the business, properties, financial and legal condition of the Company as Buyer deems necessary or desirable to familiarize itself therewith. Any information delivered to Buyer hereunder shall be subject to that certain Confidentiality Agreement between the Company and Buyer dated as of December 30, 1997.

     4.04 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the respective party that incurred such cost or expense (it being understood, however, that all reasonable legal fees and expenses so incurred by Principals shall be paid by Company.

                                       16

     4.05 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement and except as otherwise provided herein, all of the parties hereto will use their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Stock Purchase Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the Stock Purchase Agreement or to put Buyer in possession of all of the Shares of the Company or the Company in possession of all of its assets, each party to this Agreement will, or will cause its affiliates as the case may be, to take all such necessary action including, without limitation, the execution and delivery of such further instruments and documents as may reasonably be requested by the parties hereto for such purposes or otherwise to complete or perfect the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     4.06 Consents. Each of the parties hereto will use its reasonable best efforts to obtain the written consents of all persons and governmental authorities required to be obtained by each such party and necessary to the consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement. In addition, Principals shall cause the Company to use its reasonable best efforts to obtain the written consent of all persons to the material contracts shown on Schedule 2.05 of the Disclosure Schedule as requiring consent to the transactions contemplated by this Agreement and the Stock Purchase Agreement, except those contracts with Norwest Bank Minnesota, National Association and the Small Business Administration Certified Development Company Program "504" Notes.

     4.07 Filings. (a) Buyer, Principals and Sellers will promptly file with the FTC and the Antitrust Division pursuant to the HSR Act all requisite documents and notifications in connection with the transactions contemplated by this Agreement and the Stock Purchase Agreement. Buyer and each Principal will coordinate and cooperate with each other in exchanging such information and providing such reasonable assistance as the others may require to comply with the HSR Act. Buyer acknowledges and agrees that it is responsible for the filing fee required under the HSR Act.

     (b) Buyer will, and Principals will cause the Company to, promptly file with the FCC all requisite applications in connection with the transfer of control of all FCC-licensed satellite earth station facilities and experimental FCC authorizations currently held by the Company. In addition, Buyer will, and Principals will cause the Company to, promptly file with the FCC all requisite applications in connection with the transfer of control of all FCC equipment authorizations currently held by the Company pursuant to Section 2.935 of the FCC Rules, 47 C.F.R. Sec. 2.935 and an application for international communications services pursuant to Section 214 of the Communications Act, as amended, 47 U.S.C. Sec. 214. With regard to the foregoing FCC filings, Buyer will, and Principals will cause the Company to, coordinate and cooperate with each other in exchanging such information and providing such reasonable assistance as the other may require to comply with the FCC Rules. Buyer acknowledges and agrees that it is responsible for the FCC filing fees required for these filings pursuant to the FCC Rules.

                                       17

     4.08 Disclosure Supplements. From time to time prior to the Closing, Principals will promptly supplement or amend ("Disclosure Supplements") any Schedules referred to in this Agreement with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, Principals determine would have been required to be set forth or described in a Schedule or which is necessary to correct any information in a Schedule or in any representation or warranty of Principals which has been rendered inaccurate thereby. The representations and warranties of Principals shall be amended by the Disclosure Supplements in all respects and for all purposes other than for the purposes of determining satisfaction of the conditions to Closing set forth in Article V.

     4.09 Public Announcements. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement pursuant to
Section 7.01 hereof, Principals and Buyer will consult with each other before any of them or the Company issues any press releases or otherwise makes any public statements (including statements made to employees of the Company) with respect to this Agreement and the Stock Purchase Agreement and the transactions contemplated hereby and thereby.

     4.10 Transfer Taxes. All transfer taxes (including all stock transfer taxes, if any) incurred in connection with this Agreement or the Stock Purchase Agreement and the transactions contemplated hereby or thereby will be borne by the respective Sellers, and such Sellers will, at their own expense, file all necessary tax returns and other documentation with respect to all such transfer taxes, and, if required by applicable law, the other parties hereto will (and will cause the Company to) join in the execution of any such tax returns or other documentation.

     4.11 No Solicitation. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement pursuant to Section 7.01 hereof, Principals shall not, and Principals shall cause the Company not to, initiate, solicit, encourage, or participate in, any discussions with, or provide any information to, any corporation, partnership, person, entity or group, other than Buyer and its employees and agents, concerning any merger, consolidation, sale of assets or similar transaction involving the Company, or any sale of Shares or capital stock of the Company, including securities convertible into or exchangeable for such securities, by the issuer (any such transaction being referred to herein as an "Acquisition Proposal"). Principals will suspend any pre-existing discussions involving any Acquisition Proposal and will immediately advise Buyer if the Company or Principals receive any Acquisition Proposal from any corporation, partnership, person, entity or group.

     4.12 Access to Customers and Suppliers. Between the date of this Agreement and the earlier of the Closing Date or the termination of this Agreement pursuant to Section 7.01 hereof, Principals will cause the Company to permit a representative of Buyer to accompany a representative of the Company when they meet with or talk to the officers and employees of the customers and suppliers of the Company. In addition, Principals will cause the Company to permit a representative of Buyer to meet with or talk to the officers and employees of the customers and suppliers of the Company, provided, however, that the Company shall have a right to have a representative present at such meetings and discussions.

                                       18

     4.13 Bank Accounts. Principals will cause the Company to deliver to Buyer at least 3 business days prior to the Closing an accurate and complete list showing the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto.

     4.14 Employees of the Company; Benefits. (a) It is the intent of the parties that Principals will not be responsible for, and that the Company will be responsible for, any amounts required by law or policies of general application, including, but not limited to, the Worker Adjustment and Retraining Notification Act and any similar state laws that are applicable to the Company, to be paid as a result of termination or layoff of any employee of the Company.

     (b) Effective on the Closing Date, Buyer shall provide or cause the Company to provide (or continue to provide) to each person who is and remains employed by the Company after the Closing, including without limitation each such person on medical, disability, family or other leave of absence immediately prior to the Closing (collectively, the "Employees"), employee benefit plans (hereafter, "Buyer's Plans") which are those generally provided from time to time by Buyer to its employees at substantially the same level of employment. Nothing in this
Section 4.15(c) shall obligate the Buyer or the Company to continue to maintain any of Buyer's Plans for any specific period of time after the Closing or to continue employment of such Employees. Buyer may satisfy the foregoing obligations by causing the Company to continue such plans of the Company set forth on Schedules 2.15(a) and 2.15(b) effective as of the date hereof as Buyer desires but only if such plans provide for a comparable level of benefit as is provided under the applicable Buyer Plan. Buyer also may delay the transition of the Employees to Buyer's Plans to the next available open enrollment period or entry date under the applicable Buyer Plan.

     (c) For purposes of eligibility, vesting and entitlement to vacation, if permitted by Buyer's Plans, each Employee shall be given credit under Buyer's Plans (including without limitation the vacation policy(ies) included within Buyer's Plans) for such Employee's service with the Company prior to the Closing Date to the extent such service was credited under the Company's plans effective immediately prior to the Closing; and, if permitted by Buyer's Plans, each Employee and covered dependent thereof shall be allowed to participate in each of Buyer's Plans without regard to preexisting conditions, waiting periods, or actively at work requirements and, if permitted by Buyer's Plans, will receive credit toward deductibles and co-payments for expenses under the Company's medical and dental plans prior to Closing. Each Employee shall be credited under the vacation policy(ies) included within Buyer's Plans with all vacation accrued by such Employee prior to the Closing Date under the vacation policy(ies) included within the Company's plans effective prior to the Closing and not used by such Employee prior to the Closing Date; provided, however, no Employee shall be credited with more than two (2) weeks of unused vacation accrued from plan years preceding the plan year in which Closing occurs. Upon termination after the Closing of any Employee's employment with the Company, Buyer shall pay or cause the Company to pay to such Employee the amount of all vacation accrued by such Employee prior to the Closing Date and not used by such Employee prior to

                                       19
such termination of employment, excluding unused vacation in excess of two (2) weeks accrued from plan years preceding the plan year in which Closing occurs.

     (d) Following the Closing, Buyer shall cause the Company to create a pool of $1,800,000 to be distributed by the Chief Executive Officer of the Company to certain key employees of the Company as fully paid, non-contingent retention bonuses.

     4.15 Employment Agreement. At the Closing, Stephen P. Kavouras and the Company shall enter into an employment agreement in the form attached hereto as Exhibit A, dated as of the Closing Date.

     4.16 Non-Competition Agreement. At the Closing, Stephen P. Kavouras and the Buyer shall enter into a Confidentiality and Non-Competition Agreement in the form attached hereto as Exhibit B, dated as of the Closing Date.

     4.17 Radac Patent Agreement. At or prior to the Closing, Stephen P. Kavouras shall, at no expense to the Company or Buyer, terminate his rights to receive any royalties, fees or other payments pursuant to the Agreement for Title Transfer of Radac Patent dated May 6, 1986, between Stephen P. Kavouras and the Company, and shall transfer to the Company, in form sufficient for filing in the U.S. Patent and Trademark Office, all of its right, title and interest in the Radac patent which is the subject of such agreement.

     4.18 1997 Audited Financial Statements. Prior to Closing, Principals shall cause the Company to deliver to Buyer the audited consolidated balance sheets of the Company as of December 31, 1997, and the related consolidated statements of operations and retained earnings and cash flows for the year then ended, including the notes thereto, together with the unqualified report thereon of Coopers & Lybrand, L.L.P. (the "1997 Audited Financial Statements"). Principals will jointly and severally represent and warrant to Buyer at Closing, on the form of certificate attached hereto as Exhibit D, that the 1997 Audited Financial Statements (i) have been prepared in accordance with the books and records of the Company, and (ii) present fairly the financial position of the Company as of December 31, 1997, and the results of operations for the year then ended, all in conformity with generally accepted accounting principles.

     4.19 Tax Matters. Principals shall cause all tax allocation, tax sharing and similar agreements, if any, to which the Company is or was a party at any time on or before the Closing Date to be terminated as of the Closing Date. After the Closing, the Company shall have no obligation for the payment of any amount pursuant to any such agreement, except as expressly provided for in the Financial Statements. Principals agree that they will cause the Company to prepare its fiscal 1997 U.S. federal income tax returns based upon the 1997 Audited Financial Statements. Principals agree that they will not permit the Company to amend its U.S. federal income tax returns relating to periods prior to January 1, 1997 in a manner that would adversely affect the Company or Buyer, without the consent of Buyer.

                                       20

     4.20 Meteognosis S.A.. Prior to Closing, Principals shall cause the Company to divest itself of any ownership interest in Meteognosis S.A., a Greek corporation, without incurring any additional material liability with respect to such investment not reflected on the Financial Statements.


                                    ARTICLE V
                                   CONDITIONS

     5.01 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party hereto to effect the transactions contemplated by this Agreement and the Stock Purchase Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

     (a) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority, nor shall any action or proceeding brought by any governmental authority or agency be pending, which (i) prevents, restricts or delays or seeks to prevent, restrict or delay the consummation of the transactions contemplated by this Agreement or the Stock Purchase Agreement, or (ii) seeks a material amount of monetary damages in connection with the consummation of the transactions contemplated by this Agreement or the Stock Purchase Agreement.

     (b) Sellers, Principals and Buyer and any other person (as defined in the HSR Act) required in connection with the transactions contemplated hereby and in the Stock Purchase Agreement to file a Notification and Report Form for Certain Mergers and Acquisitions with the Antitrust Division and the FTC pursuant to the HSR Act shall have made such filings and all applicable waiting periods with respect to each such filing (including any extensions thereof) shall have expired or been terminated.

     (c) Buyer and the Company shall have filed with the FCC all requisite applications in connection with the transfer of control of all FCC-licensed satellite earth station facilities, experimental FCC authorizations, and equipment authorizations currently held by the Company pursuant to the FCC Rules, and each such application shall have been approved by the FCC.

     (d) Each condition to closing set forth in the Stock Purchase Agreement shall have been fulfilled at or prior to Closing, or such condition shall have been waived by the party whose obligations under such Stock Purchase Agreement were contingent upon such condition.

     (e) Seventy-five percent (75%) of the shares held by non-interested shareholders of the Company (as defined in Section 280(g) of the Internal Revenue Code of 1986, as amended) shall have approved the payments to be made to Stephen P. Kavouras under the Employment Agreement and the Confidentiality and Non-Competition Agreement.

                                       21

     5.02 Conditions to the Obligations of Principals to Effect the Transactions Contemplated Hereby. The obligations of Principals to effect the transactions contemplated by this Agreement and the Stock Purchase Agreement shall be further subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in whole or in part by any Principal in writing:

     (a) Buyer shall have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in this Agreement and the Stock Purchase Agreement required to be performed and complied with by it at or prior to the Closing and all representations and warranties of Buyer contained in this Agreement and the Stock Purchase Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as if the Closing Date was the date of this Agreement), and Principals shall have received certificates to that effect signed by the President or any Vice President of Buyer together with such other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing pursuant to this Agreement and the Stock Purchase Agreement or otherwise reasonably required by Buyer in connection herewith or therewith.

     (b) Principals shall have received an opinion from counsel to Buyer, dated the Closing Date, to the effect set forth in Exhibit C hereto.

     (c) Buyer shall have delivered to Principals a copy of the Certificate of Incorporation of Buyer, including all amendments thereto, certified by the Secretary of State of the State of Delaware and (ii) a certificate from the Secretary of the State of Delaware to the effect that Buyer is in good standing in such State.

     (d) No actions or proceedings which have a material likelihood of success shall have been instituted or, to the knowledge of Buyer, threatened by any governmental body or authority to restrain or prohibit any of the transactions contemplated hereby.

     (e) All material consents, waivers, authorizations, licenses and approvals, if any, necessary to permit Principals and Sellers to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement shall have been received.

     (f) All documents and instruments to be delivered at Closing or otherwise in connection with the transactions contemplated by this Agreements and the Stock Purchase Agreement shall be reasonably satisfactory in form and substance to Principals, Sellers and their counsel.

     (g) Buyer and DTN Market Communications Group, Inc. shall have performed all of their obligations under that certain Agreement Regarding Purchase of Contract and Contract Rights dated of even date herewith with the Company required to be performed by them prior to the Closing.

     5.03  Conditions  to the  Obligations  of Buyer to Effect the  Transactions
Contemplated Hereby. The obligations of Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to

                                       22
the Closing of each of the following conditions, any one or more of which may be waived in whole or in part by Buyer in writing:

     (a) Principals and Sellers shall have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in this Agreement and the Stock Purchase Agreement required to be performed and complied with by them at or prior to the Closing and all representations and warranties of Principals and Sellers set forth in this Agreement and the Stock Purchase Agreement shall be true and correct in all material respects as of the date of this Agreement and as amended by any Disclosure Supplements as of the Closing Date (as if the Closing Date was the date of this Agreement), and Buyer shall have received a certificate to that effect signed by Principals, in the form attached hereto as Exhibits D, together with such other documents, instruments and writings required to be delivered by Principals and Sellers or by the Company at or prior to the Closing pursuant to this Agreement and the Stock Purchase Agreement or otherwise required in connection herewith or therewith, provided, however, that if the Disclosure Supplements reveal a material change from the Schedules attached hereto at the date hereof that is unacceptable to Buyer, Buyer shall not be obligated to effect the transactions contemplated hereby. The immediately foregoing proviso, however, shall not apply to changes in the Disclosure Supplements regarding the matters set forth in Schedule 5.03(a) of the Disclosure Schedule, as to which changes Buyer shall not be relieved from its obligations to effect the transactions contemplated hereby.

     (b) Principals shall have delivered to Buyer (i) copies of the Company's Articles of Incorporation including all amendments thereto certified by the Secretary of State of the State of Minnesota, (ii) a certificate from the Secretary of State to the effect that the Company is in good standing and listing all charter documents of the Company on file, (iii) a certificate from the Secretary of State or other appropriate official in each state in which the Company is qualified to do business to the effect that the Company is in good standing in such state and (iv) certificates as to the tax status of the Company in the State of Minnesota and each state in which the Company is qualified to do business.

     (c) Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, or the results of operations of the Company, from February 28, 1998 and Principals shall have delivered to Buyer the certificate in the form attached hereto as Exhibit D, dated the Closing Date, to such effect; provided, however, that this
Section 5.03(c) shall not apply to, and no condition to Closing or right of Buyer to elect not to effect the transactions contemplated herein shall be created, as a result of any action or occurrence contemplated by Schedule 5.03(a) of the Disclosure Schedule.

     (d) No action or proceedings which have a reasonable likelihood of success shall have been instituted or, to the knowledge of any Principal, threatened by any governmental body or authority to restrain or prohibit any of the transactions contemplated hereby or by the Stock Purchase Agreement.

                                       23

     (e) Each party hereto shall have received all material consents, waivers, approvals, licenses or other authorizations required from any governmental or non-governmental entity for the execution, delivery and performance of this Agreement and the Stock Purchase Agreement by the parties hereto and thereto.

     (f) Buyer shall have received an opinion from Faegre & Benson, LLP, counsel to Principals, dated the Closing Date, to the effect set forth in Exhibit E hereto.

     (g) No injunction or other court order requiring that any part of the business or assets of the Company be held separate or divested or that any business or assets of Buyer or any affiliate of Buyer be divested, or imposing or involving any conditions on Buyer or its affiliates or the Company, which could be reasonably expected to have a material adverse effect on the assets, liabilities, business, financial condition, prospects or results of operations of either Buyer or any affiliate of Buyer on the one hand, or the Company on the other hand, shall be in effect and no proceedings shall be pending by or before, or threatened in writing by or before, any governmental body or court of competent jurisdiction with respect thereto.

     (h) The  Company  shall  not have  taken  any of the  actions  set forth in
Section  4.01(a) - (o) to the  extent  such  actions  were not  permitted  under
Section 4.01 and had, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, results of operations or financial condition of the Company, taken as a whole.

     (i) Buyer shall have received satisfactory evidence of the resignation as of the time of Closing of such of the present officers (in their capacity as corporate officers only) of the Company (other than Stephen P. Kavouras) as Buyer may request at least 3 business days prior to Closing.

     (j) Other than as disclosed in the Disclosure Schedule, there shall not be in effect at the Closing Date any contractual provisions restricting the ability of the Company or any affiliate thereof to conduct any business or compete with any person or restricting the area in which it may conduct any business.

     (k) Buyer and its counsel shall have approved (which approval shall not be unreasonably withheld) all documents and instruments to be delivered at the Closing or otherwise in connection with the transactions contemplated by this Agreement and the Stock Purchase Agreement.

     (l) Buyer shall have received the 1997 Audited Financial Statements and they shall not show a material adverse change in the assets or liabilities, the business or condition, financial or otherwise, or the results of operations of the Company when compared to the Unaudited Financial Statements; provided, however, that this Section 5.03(l) shall not apply to, and no condition to Closing or right of Buyer to elect not to effect the transactions contemplated herein shall be created, as a result of any such action or occurrence contemplated by Schedule 5.03(a).

                                       24

                                   ARTICLE VI
                          SURVIVAL AND INDEMNIFICATION

     6.01 Survival of Representations, Warranties and Covenants. All covenants and agreements of any party hereto set forth herein shall survive the Closing for the period provided for in such covenant or, if not so provided, for a period of one year. The representations and warranties set forth herein shall survive the Closing and shall remain in effect for a period of one year from the Closing Date, provided that (x) any claim for indemnification which is asserted within the time period set forth in Section 6.02(d) shall survive such one year period, for the period set forth in such Section, and (y) any claim for indemnification pursuant to Section 6.02(a)(iii) shall survive indefinitely.

     6.02 Post-Closing Indemnification. (a) From and after the Closing Date, each Principal shall jointly and severally defend, indemnify and hold harmless Buyer and its subsidiaries (including the Company) and each of their successors, assigns, officers, directors and employees (the "Buyer Indemnitee Group") against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses (collectively, "Damages"), suffered by any of them as a result of, or arising from: (i) except for matters referred to in clauses (ii) and (iii) hereof, any inaccuracy in or breach of or omission from any of the representations or warranties made by Principals in Article II of this Agreement or pursuant hereto (as amended by the Disclosure Supplements), or any nonfulfillment, partial or total, of any of the covenants or agreements made by Principals in this Agreement to the extent not waived by Buyer in writing; (ii) any claim, action, suit, proceeding or investigation of any kind by WSI Corporation or its successors or assigns relating to or arising from the relationship between the Company and EarthWatch, including without limitation any claim, action, suit, proceeding or investigation by WSI Corporation in connection with that certain Letter of Intent between the Company and EarthWatch referred to in Schedule 2.14 of the Disclosure Schedule, or agreements entered into between the Company and EarthWatch pursuant to such Letter of Intent; and (iii) there being outstanding at the Closing any shares of capital stock of the Company other than those set forth on Schedule 1 attached to the Stock Purchase Agreement or any right of a person to purchase or receive any additional shares of capital stock or other securities of the Company, including without limitation any outstanding subscriptions, scrip, warrants, commitments, conversion rights, calls, options or agreements to issue or sell additional securities of the Company.

     (b) From and after the Closing Date, Buyer shall defend, indemnify and hold harmless Principals and their heirs, trustees, successors and assigns against and in respect of any and all losses, actions, suits, proceedings, claims, liabilities, damages, causes of action, demands, assessments, judgments, and investigations and any and all costs and expenses paid to third parties, including without limitation, reasonable attorneys' fees and expenses, suffered by any of them as a result of, or arising from, any inaccuracy in or breach of or omission from any of the representations or warranties made by Buyer in
Article  III of this  Agreement  or  pursuant  hereto,  or any  non-fulfillment,

                                       25
partial or total, of any of the covenants or agreements made by Buyer in this Agreement to the extent not waived by Principals in writing.

     (c) If a claim by a third party is made against an indemnified party, and if such party intends to seek indemnity with respect thereto under this Article VI, the indemnified party shall promptly (and in any case within ten days of such claim being made) notify the indemnifying party of such claim, provided, however, that the failure to so notify the indemnifying party shall not discharge the indemnifying party of its obligations hereunder except that the indemnifying party shall not be liable for default judgments or any amounts related thereto if the indemnified party shall not have so notified the indemnifying party. Subject to the following sentence, the indemnifying party shall have thirty days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing (which is satisfactory to the indemnified party) the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith (provided that the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party) and the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expenses as incurred by the indemnified party within limits of this Article VI. Notwithstanding anything herein to the contrary, the indemnified party shall have the right to conduct and control the defense of any such claim in the event that such claim (including a claim for equitable relief) or the continuation of such claim could reasonably be expected to materially adversely affect the business, results of operations, prospects or financial condition of the indemnified party or any of its affiliates, provided, however, that (i) in such event the indemnified party's selection of counsel shall be subject to the approval of the indemnifying party, which approval shall not be unreasonably withheld, and (ii) the indemnified party may not settle any claim for an amount in excess of $25,000 or consent to any settlement which imposes equitable remedies on the indemnifying party or its affiliates without the prior consent of the indemnifying party, which consent shall not be unreasonably withheld, unless the indemnified party agrees to waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof or if the indemnifying party is not reasonably contesting the claim in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment, and all losses incurred by the indemnified party, including all fees and expenses of counsel for the indemnified party, shall be paid by the indemnifying party.

     (d) Claims for  indemnification  made  pursuant  to Section  6.02(a)(i)  or
Section 6.02(b) shall be made within a period of one year from the Closing Date. Notwithstanding anything to the contrary in this Article VI, claims for indemnification pursuant to Section 6.02(a)(ii) shall be made within five years from the Closing Date, and claims for indemnification pursuant to Section 6.02(a)(iii) may be made at any time and such indemnification obligation shall survive indefinitely.

     6.03 Limitation on  Indemnification.  (a) Notwithstanding the provisions of
Section 6.02(a) hereof,  Principals shall not be obligated to indemnify and hold

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

harmless the Buyer Indemnitee Group: (i) with respect to the indemnification contained in clause (i) of Section 6.02(a), unless and until the aggregate amount of all claims for which indemnification is sought under such clause (i) exceeds Eighty Thousand Dollars ($80,000), and then only as to the amount by which aggregate claims thereunder exceed $80,000; and (ii) with respect to the indemnification contained in clause (ii) of Section 6.02(a), unless and until the aggregate amount of all claims for which indemnification is sought under such clause (ii) exceeds One Million Dollars ($1,000,000), and then only as to the amount by which aggregate claims thereunder exceed $1,000,000. Notwithstanding the provisions of Section 6.02(b) hereof, Buyer shall not be obligated to indemnify and hold harmless Principals until the aggregate of all claims for which indemnification is sought against Buyer under Section 6.02(b) of this Agreement and Section 6.02(a) of the Stock Purchase Agreement exceeds, in the aggregate, Eighty Thousand Dollars ($80,000), and then only as to the amount by which aggregate claims thereunder exceed $80,000.

     (b) There shall be no limitations (either minimum thresholds or maximum amounts) applicable to the indemnification contained in clause (iii) of Section 6.02(a).

     (c) Subject to the last sentence of this Section 6.03(c), the aggregate liability of Principals with respect to the indemnification contained in clause
(i) of Section  6.02(a),  after giving  effect to the  limitations  set forth in
Section 6.03(a) hereof, and Buyer's aggregate liability with respect to the indemnifications contained in Section 6.02(b) of this Agreement and Section 6.02(a) of the Stock Purchase Agreement, after giving effect to the limitations set forth in Section 6.03(a) hereof, shall not exceed $2,000,000, and each party hereto waives (on its own behalf, and on behalf of all indemnified persons named hereunder benefiting from such party's indemnification) any and all rights, claims and causes of action that it or such persons may have against the indemnifying party under such indemnification provisions to the extent such rights, claims and causes of action would or could result in aggregate liability of the indemnifying party in excess of $2,000,000. Subject to the last sentence of this Section 6.03(c), the aggregate liability of Principals with respect to the indemnification contained in clause (ii) of Section 6.02(a), after giving effect to the limitations set forth in Section 6.03(a) hereof, shall not exceed $1,000,000, and Buyer waives (on its own behalf and on behalf of the Buyer Indemnitee Group) any and all rights, claims and causes of action that it or the Buyer Indemnitee Group may have against Principals under such Section 6.02(a)(ii) to the extent such rights, claims and causes of action would or could result in aggregate liability of Principals in excess of $1,000,000. Notwithstanding the foregoing provisions of this Section 6.03(c), the aggregate liability of each Trust with respect to the indemnifications contained in clauses (i) and (ii) of Section 6.02(a) of this Agreement and Section 6.02(b) of the Stock Purchase Agreement shall not exceed the amount set forth opposite such Trust's name in Schedule 1 attached to the Stock Purchase Agreement, being the purchase price for such Trust's Shares.

     (d) Except for liability provided for in Section 7.02(b) hereof and the remedy of specific performance provided for in Section 8.12 hereof, each party hereto acknowledges and agrees that his or its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article
VI. In furtherance of the foregoing, each party waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action that it may have against the other party arising under or based upon any

                                       27
federal, state or local statute, law, ordinance, rule or regulation, or arising under or based upon common law or otherwise, except to the extent provided in this Article VI.

                                   ARTICLE VII
                           TERMINATION AND ABANDONMENT

     7.01 Termination. This Agreement may be terminated at any time prior to the
Closing:

     (a) by the mutual consent of Principals and Buyer; or

     (b) by either Buyer or Principals if the Closing shall not have occurred on or before December 31, 1998 or such later date as may be agreed upon by Buyer and Principals; or

     (c) upon the termination of the Stock Purchase Agreement.

     7.02 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 7.01, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

     (a) the parties hereto will promptly redeliver to the Company, Principals or Buyer, as the case may be, all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; and

     (b) no party hereto shall have any liability or further obligation to any other party to this Agreement pursuant to this Agreement except (i) with respect to Section 4.04, and (ii) solely with respect to terminations pursuant to
Section 7.01(b), any party whose material breach of any covenant or agreement hereunder shall have resulted in the failure of the transactions contemplated by this Agreement to close, shall be liable for breach of contract or otherwise, to the extent provided by law (it being understood, however, that any matter set forth on a Disclosure Supplement hereunder shall not be construed as a breach or default of this Agreement); provided, however, that this subsection (b) (ii) shall not be construed to limit the remedies otherwise available with respect to such defaulting party.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

     8.01 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Principals.

                                       28

     8.02 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.02.

     8.03 No Third Party Beneficiaries. Except as provided in this Agreement, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or a permitted assignee of a party to this Agreement.

     8.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, telecopy, courier, express mail delivery service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         (a)      if to Principals, to:
                  Stephen P. Kavouras
                  11400 Rupp Drive
                  Burnsville, Minnesota  55337
                  Facsimile:  612-882-4447

                  with a copy to:

                  Faegre & Benson, L.L.P.
                  2200 Norwest Center
                  90 South Seventh Street
                  Minneapolis, Minnesota 55402
                  Attn: Andrew G. Humphrey
                  Facsimile:  612-336-3026

         (b)      if to Buyer, to:

                  Data Transmission Network Corporation
                  9110 West Dodge Road
                  Suite 200
                  Omaha, Nebraska  68114
                  Attn: Greg T. Sloma, President
                  Facsimile:  402-390-7188

                                       29
                  with a copy to:
                  Abrahams Kaslow & Cassman
                  8712 West Dodge Road
                  Suite 300
                  Omaha, Nebraska  68114
                  Attn: R. Craig Fry
                  Facsimile:  402-392-0816

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     8.05 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

     8.06 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by the law of the State of Nebraska as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof.

     8.07  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.08 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     8.09 Entire Agreement. This Agreement, including the Exhibits hereto and the agreements (including the Stock Purchase Agreement), documents, schedules, certificates and instruments referred to herein embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions. Notwithstanding the foregoing, the terms of that certain Confidentiality Agreement between the Company and Buyer dated December 30, 1997 shall continue in effect.

                                       30

     8.10 Certain Definitions.

     (a) An "affiliate" of a person shall mean any person which, directly or indirectly, controls, is controlled by, or is under common control with, such person.

     (b) The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     (c) The term "person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     (d) The term "day" shall mean a calendar day unless otherwise stated.

     (e) The term "subsidiary" when used in reference to any other person shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person.

     (f) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company or its subsidiaries.

     (g) Whenever any representation or warranty contained in this Agreement is qualified by reference to the knowledge, information or belief of a party, such party confirms that it has made due and diligent inquiry as to the matters that are the subject of such representation and warranty.

     8.11 Severability. The parties hereto acknowledge that the provisions of this Agreement are reasonable under the circumstances. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     8.12 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having

                                       31
personal and subject matter jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity. In the event of any action or proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' and expert's fees and costs in addition to such other relief as may be granted.

     8.13 Primary Obligation. The obligations and liabilities of Principals under this Agreement shall be primary and shall be the joint and several obligation and liability of each Principal. Principals agree that in any right of action which may accrue to Buyer under this Agreement, Buyer may proceed against any of the Principals without having commenced any action or having obtained any judgment and without first attempting to collect or proceed against any other Principal or any of the Sellers pursuant to the Stock Purchase Agreement.

     IN WITNESS WHEREOF, Principals and Buyer have signed, or caused this Agreement to be signed by their respective representatives, as the case may be, as of the date first above written.

                                       DATA TRANSMISSION NETWORK
                                       CORPORATION


                                       By: /s/ Greg T. Sloma
                                           ---------------------------------
                                           Greg T. Sloma, President



                                       STEPHEN P. KAVOURAS REVOCABLE
                                       TRUST UNDER AGREEMENT DATED
                                       SEPTEMBER 13, 1995

                                       By: /s/ Stephen P. Kavouras
                                           ---------------------------------
                                           Stephen P. Kavouras, Trustee

                                       IRREVOCABLE GST TRUST FOR STEPHEN
                                       P. KAVOURAS UNDER AGREEMENT
                                       DATED JULY 29, 1997

                                       By ______________________________
                                          Stephen P. Kavouras, Trustee


                                       And ____________________________
                                           Laura Burrow, Trustee


                                       32

                                    EXHIBIT A

                              EMPLOYMENT AGREEMENT

     This  Employment  Agreement is made and entered into as of the _____ day of
____________,   1998,  between  KAVOURAS,  INC.  (the  "Company"),  a  Minnesota corporation, and STEPHEN P. KAVOURAS (the "Executive").

                                      * * *

     WHEREAS, the Company, a subsidiary of Data Transmission Network Corporation ("DTN"), desires to employ the Executive as its President and Chief Executive Officer; and

     WHEREAS, the Executive desires to accept such employment.

     NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree as follows:

     1. Employment and Duties. The Company hereby employs the Executive as its President and Chief Executive Officer and agrees to cause the Executive during the term of this agreement to be elected or appointed to such corporate offices and as a director of the Company. The duties and responsibilities of the Executive shall consist of the duties and responsibilities of the Executive's corporate offices and positions which are set forth in the bylaws of the Company from time to time and such other duties and responsibilities consistent with the Executive's corporate offices and positions which the Board of Directors of the Company may from time to time assign to the Executive. During the term of this agreement, the Executive shall serve as a director of the Company without additional compensation.

     2. Term. The term of this agreement shall begin on the date of this agreement and shall continue thereafter for a period of sixty (60) months, unless terminated earlier in accordance with this agreement. The Executive shall remain an employee at-will. Either the Executive or the Company may terminate the employment relationship at any time, with or without any reason, subject to the other provisions of this agreement. Each party shall provide the other party with one hundred eighty (180) days advance written notice of his or its intention to terminate this agreement, except in the event of the termination of Executive's employment pursuant to any of the first three sentences of Section 11 of this agreement.

     3. Place of Employment. During the term of this agreement, the Executive will perform his duties at the Company's offices in Burnsville, Minnesota, and he will not be required to relocate or transfer his principal residence during the term of this agreement.

     4. Compensation. The Company agrees to pay the Executive a signing bonus (the "Signing Bonus") of Four Hundred Fifty Thousand Dollars ($450,000). The Signing Bonus shall be paid in full on the date of this agreement, and is not subject to forfeiture. In addition, the Company agrees to pay the Executive a

                                       33
base salary (the "Base Salary") of One Hundred Sixty Thousand Dollars ($160,000) per year (it being understood, however, that Executive shall be eligible for discretionary increases in such Base Salary in a manner similar to senior executives of DTN). The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices.

     5. Annual Bonus. The Executive shall participate in the Company's annual bonus plan in effect during the term of this agreement which will reward targeted performance by the Executive in a manner similar to senior executives under DTN's annual bonus plan in effect during the term of this agreement. Without limiting the foregoing, if the goals by which the Executive's performance is measured are reached for the first year of such plan, the annual bonus would represent approximately 75% of the Executive's Base Salary.

     6. Special Bonus. In addition to the Executive's Base Salary and any other benefits to which the Executive is entitled under this agreement, the Executive also shall be entitled to receive a bonus (the "Bonus") from the Company of fifteen percent (15%) of the net proceeds, if any, received by the Company from the sale, transfer or other disposition of the Class C Common Shares (or other equity) issued or to be issued to the Company pursuant to that certain Master Agreement dated October 15, 1997, between the Company and New Horizons Telecasting, Inc. The Executive shall be eligible for the Bonus even if the Executive is no longer an employee of the Company at the time of such sale, provided that such eligibility shall terminate upon the fifth anniversary of the termination of employment of the Executive (except if the Company terminates the employment of the Executive without Cause, in which case such eligibility shall terminate upon the later of such date and the tenth anniversary of the date of this agreement. The Bonus shall be paid to the Executive promptly after the proceeds of the sale, transfer or other disposition have been received by the Company.

     7. Expenses. During the term of this agreement, the Executive shall be entitled to prompt reimbursement by the Company of all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Executive (in accordance with the policies and procedures established by the Company for its senior executive officers, which shall be similar to those for DTN's senior executives) in the performance of his duties and responsibilities under this agreement; provided, that the Executive shall properly account for such expenses in accordance with Company policies and procedures.

     8. Other Benefits. During the term of this agreement, the Executive shall be entitled to all of the fringe benefits which are provided to employees of the Company generally. During the term of this agreement, the Executive also shall be entitled to participate in such other fringe benefits, benefit plans or programs which the Company or DTN from time to time may make available either to its employees generally or to its senior executive officers, such as but not limited to the Data Transmission Network Corporation 401(k) plan.

                                       34

     9. Vacations and Holidays. The Executive shall be entitled to paid vacations and holidays in accordance with the Company's policies in effect from time to time for its senior executive officers, which shall be similar to those for DTN's senior executives.

     10. Other Activities. The Executive shall devote substantially all of his working time and efforts during the Company's normal business hours to the business affairs of the Company and to the diligent and faithful performance of the duties and responsibilities assigned to him pursuant to this agreement, except for vacations and holidays. Despite the foregoing, the Executive shall be free to invest his assets in such manner as will not require any substantial services by the Executive in the conduct of the businesses or affairs of the entities or in the management of the properties in which such investments are made.

     11. Termination. The Executive's employment under this agreement shall terminate upon his death. If the Executive becomes incapable by reason of physical injury, disease, or mental illness of substantially performing his duties and responsibilities under this agreement for a period of six (6) continuous months or more, then the Company may terminate the Executive's employment under this agreement. The Company also may terminate the Executive's employment under this agreement for Cause; however, for purposes of this agreement, "Cause" shall mean only (i) confession or conviction of theft, fraud, embezzlement, or any other crime involving dishonesty with respect to the Company or any parent, subsidiary, or affiliate of the Company, (ii) material violation of the provisions of any confidentiality agreement or non-competition agreement in force between the Company or DTN and the Executive, (iii) habitual and material negligence by the Executive in the performance of his duties under or pursuant to this agreement, (iv) material non-compliance by the Executive with his obligations under Section 10 (after having received written notice thereof and a right to cure) or (v) failure of the Executive to abide by the lawful directives of the Board of Directors of the Company that are not inconsistent with the terms of this Agreement. In the event of the termination of the Executive's employment pursuant to any of the first three sentences of this Section 11 or if the Executive voluntarily terminates employment with the Company, the Executive (or, in the event of the Executive's death, his estate) shall be entitled to retain the entire Signing Bonus and that portion of the
Base Salary earned by the Executive up to the effective date of such termination, provided that during any period when the Executive is incapable by reason of physical injury, disease, or mental illness of substantially performing his duties and responsibilities under this agreement, the Company may subtract from such Base Salary the amount of any payments which the Executive receives from Company-sponsored disability insurance as a reimbursement for lost earnings or wages relating to such period.


                                       35

     12. Termination Without Cause. If the Company terminates the employment of the Executive for any reason other than those referred to in Section 11, the Company shall pay the Executive, upon the effective date of such termination, the then current present value of all remaining payments of Base Salary that would have been paid hereunder but for such termination, less applicable employee tax withholdings and deductions. For purposes of the foregoing present value determination, a discount rate equal to the prime rate on corporate loans at large U.S. money center commercial banks as quoted in the "Money Rates" column of the Wall Street Journal on such effective date shall be used. Except as provided in Sections 11 and 12 of this agreement, the Executive shall not receive any additional severance pay upon his termination of employment, regardless of the Company's severance policy for its employees generally.

     13. Successors and Assigns. This agreement and all rights under this agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors, and assigns. This agreement is personal in nature, and neither of the parties to this agreement shall, without the written consent of the other, assign or transfer this agreement or any right or obligation under this agreement to any other person or entity.

     14. Notices. For purposes of this agreement, notices and other communications provided for in this agreement shall be deemed to be properly given if delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:                  Stephen P. Kavouras
                                           11400 Rupp Drive
                                           Burnsville, MN 55337

     If to the Company:                    Data Transmission Network Corporation
                                           9110 West Dodge Road, Suite 200
                                           Omaha, NE 68114
                                           Attn:  Greg T. Sloma, President

or to such other  address as either party may have  furnished to the other party
in  writing  in  accordance   with  this   paragraph.   Such  notices  or  other
communications shall be effective only upon receipt.

     15. Miscellaneous. No provision of this agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and is signed by the Executive and an officer of the Company (other than the Executive) so authorized by the Board of Directors of the Company. No waiver by either party to this agreement at any time of any breach by the other party of, or compliance by the other party with, any condition or provision of this agreement to be performed by the other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or

                                       36
subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this agreement have been made by either party that are not expressly set forth in this agreement.

     16. Validity. The invalidity or unenforceability of any provision or provisions of this agreement shall not affect the validity or enforceability of any other provision of this agreement, which other provision shall remain in full force and effect; nor shall the invalidity or unenforceability of a portion of any provision of this agreement affect the validity or enforceability of the balance of such provision. The provisions of this agreement are severable.

     17.   Counterparts.   This   document  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

     18. Headings. The headings of the paragraphs contained in this document are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this agreement.

     19. Applicable Law. This agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Nebraska.

     20. Arbitration. In the event a dispute shall arise as to the parties' respective rights, duties and obligations under this agreement, or in the event of a claim for breach of this agreement by either party (collectively, "Dispute"), the parties agree to utilize arbitration as the exclusive means for resolution of the Dispute. With respect to any such Dispute, the arbitrator shall be selected and the arbitration conducted in accordance with the most recent Employment Dispute Resolution Rules of the American Arbitration Association. The arbitration proceeding shall be held in Omaha, Nebraska, Minneapolis, Minnesota, or such other location as may be acceptable to the parties. The arbitrator shall make written findings, including any award, which shall be signed by the arbitrator. The award shall be deemed final and binding thirty (30) days after the award is made. The parties agree to abide by and perform any award rendered by the arbitrator. The arbitrator shall be bound by the provisions of this agreement in determining any award. The parties agree that the proceedings and any decision by the arbitrator, including the amount of any award, shall be kept confidential and not disclosed to any person other than the parties, witnesses and their counsel (who also must each agree to maintain the confidentiality of the proceedings and any decision). A party may enforce any award in any court of competent jurisdiction.

                                       37

     IN WITNESS WHEREOF, the Company and the Executive have executed this agreement on the day and year first above written.


                                         KAVOURAS, INC., a Minnesota corporation



                                         By: /s/ Stephen P. Kavouras
                                         Title: ________________________________




                                            ------------------------------------
                                            Stephen P. Kavouras




                                       38

                                    EXHIBIT B


                               CONFIDENTIALITY AND
                            NON-COMPETITION AGREEMENT

     THIS AGREEMENT is made and entered into as of the _____ day of _________________, 1998, by Stephen P. Kavouras ("Shareholder") for the benefit of Data Transmission Network Corporation, a Delaware corporation, and its subsidiaries and affiliated corporations (collectively, "DTN").

                                R E C I T A L S:

     A. Prior to the date hereof, Kavouras, Inc. has operated a business which gathers, formats, and distributes various weather information services and manufactures and sells world-wide radar equipment and other weather related equipment and accessories. For purposes of this Agreement, all of the businesses of Kavouras, Inc. are collectively referred to herein as the "Business".

     B. Pursuant to the terms and conditions of that certain Stock Purchase Agreement dated _____________, 1998, effective today, Data Transmission Network Corporation acquired all of the capital stock of Kavouras, Inc. (the "Company") and, accordingly, DTN has acquired beneficial ownership of the Business.

     C. DTN operates communication and information service businesses which are currently conducted throughout the United States of America and Canada.

     D. Shareholder was the beneficial owner of a majority of the outstanding shares of capital stock of the Company and Chief Executive Officer of the Company. As a result of Shareholder's executive position with the Company, Shareholder was entrusted with highly sensitive, confidential, and proprietary information relating to the Business, including but not limited to knowledge regarding the future plans, trade secrets, know-how, products, suppliers, clients, and employees of the Business, which information DTN desires to protect.

     E. In order to prevent the improper use of confidential and proprietary information relating to the Business and the resulting unfair competition and misappropriation and diminution of the goodwill and other proprietary interests of the Business which were acquired by DTN, Shareholder agrees that limitations must be imposed on Shareholder's right to compete with the Business, or use confidential information of the Business or its clients.

     NOW, THEREFORE, in consideration of the foregoing recitals and DTN acquiring the Business, the parties agree as follows:

                                       39

SECTION 1 - NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

     (a) "Confidential Information" means information, not generally known, that is proprietary to the Business, including without limitation:

     1) the financial and accounting data, sales records, profit and loss and other performance reports, pricing manuals, training manuals, selling and pricing procedures, financing methods, data processing and communication information, technical data, securities information, agreements with insurers, banks, and other service providers, and trade secrets and know-how regarding the products and services of the Business;

     2) the personnel and salary information of the Business, including wages, bonuses, commissions, and fringe benefits of the Business;

     3) the production and processing procedures, formulae and systems of the Business;

     4)  the vendor and supplier information of the Business;

     5) the buying practices, sources of supply for components, the quality, prices and usage of components, information and materials, manner of vendor payment, profit margins, expense ratios, pricing, lead time and other information concerning the buying activities of the Business;

     6) the client lists and prospect lists of the Business, including, without limitation, names of contacts, products and services purchased, quantities of products and services purchased, pricing including discounts and add-ons, terms, credit histories, timing of purchases, and payment histories, special demands of particular clients, and current and anticipated requirements of clients generally for products or services of the Business;

     7) the marketing information of the Business, including, without limitation, research, development, testing and client surveys and preferences regarding the current and new products or services of the Business, and specifications of any new products or services under development by or for the Business;

     8) the business projections, strategic planning, marketing planning, activity and practices, marketing systems and procedures, pricing policies and practices, and inventory procedures and systems of the Business; and

     9)  confidential information of the clients of the Business.

Notwithstanding the foregoing, "Confidential Information" shall not include any of the items in this Section which (i) have become publicly known and made generally available through no wrongful act of Shareholder or of others who

                                       40

Shareholder did not know and had no reasonable basis for knowing were under confidentiality obligations as to the item or items involved or (ii) have become available to Shareholder on a non-confidential basis from another source that has represented that it is entitled to disclose it to the general public.

     (b) Shareholder hereby agrees not to directly or indirectly disclose any Confidential Information to any third party without the prior written consent of DTN, except to the extent disclosure is required by law or regulatory or judicial order. Shareholder further agrees not to use, directly or indirectly, any Confidential Information for the benefit of Shareholder or any third party.

SECTION 2 - RESTRICTIONS AGAINST COMPETITION.

     In order to prevent the improper use of Confidential Information and the resulting unfair competition and misappropriation and diminution of the goodwill and other proprietary interests of the Business which were acquired by DTN, Shareholder hereby agrees that for a period of five (5) years after the date of this Agreement (except as otherwise provided in clause (f) below), Shareholder will not, directly or indirectly, on his own behalf or in the service or on behalf of others:

     a) solicit any client of the Business or DTN as of the date hereof, for the purpose of obtaining the business of such client, in competition with the Business;

     b) advise or recommend to any other person that such person solicit any client of the Business or DTN as of the date hereof, for the purpose of obtaining the business of such client, in competition with the Business;

     c) solicit any prospective client of the Business or DTN as of the date hereof, for the purpose of obtaining the business of such client, in competition with the Business;

     d) advise or recommend to any other person that such person solicit any prospective client of the Business or DTN as of the date hereof, for the purpose of obtaining the business of such client, in competition with the Business;

     e) work for himself or a competitor in an employee, managerial, marketing, sales, consulting or other capacity in carrying on a business similar to or in competition with (i) the Business or other weather information services provided by DTN, or (ii) prospective services being developed by the Business during Shareholder's employment with the Company, the details of which Shareholder was privy to in Shareholder's position with the Company; provided that notwithstanding the foregoing,
         Shareholder shall thereafter still be restricted from using the Confidential Information pursuant to Section 1 hereof; or

                                       41

     f) for a period commencing the date hereof and continuing until the first anniversary of Shareholder's termination of employment with the Company, solicit or recruit for employment, or attempt to solicit or recruit for employment, or advise or recommend to any other person that such person solicit or recruit for employment, or attempt to solicit or recruit for employment, any person who was employed by the Company and worked in the Business during the twelve (12) month period immediately preceding the effective date of the acquisition of the Company by DTN and who continued to be employed by the Company after the effective date of such acquisition.

     The phrase "prospective client" shall mean those businesses with whom any representative of either the Company or the weather services operators of DTN had substantial and extended actual and personal contact during the twelve (12) month period immediately preceding any such act to develop new business for the Business, including developing sales strategies, marketing information and proposals, and negotiating providing services to such prospective clients.

     Shareholder agrees that it is reasonable to restrict the Shareholder's competition during the time period described above in the entire geographic area in which the Company or DTN operates and that the restrictions set forth in this Agreement (including, but not limited to, the period of restriction, activity and geographic area set forth) are fair and reasonable and are necessarily required for the protection of the interests of DTN and to prevent the improper use of Confidential Information and the resulting unfair competition and misappropriation and diminution of the goodwill and other proprietary interests of the Business acquired by DTN.

SECTION 3 - ENFORCEMENT OF RESTRICTIONS.

     Shareholder understands and agrees that his access to the Confidential Information and clients of the Business makes such restrictions both necessary and reasonable.

     Shareholder agrees with DTN that if Shareholder shall violate or threaten to violate any of the terms of this Agreement, then DTN shall be entitled to injunctive relief; such remedy shall be in addition to and not in limitation of any rights or remedies to which DTN is or may be entitled to at law or in equity.

     The parties agree that the covenants contained in Sections 1 and 2 of this Agreement are independent of one another and are severable. In the event any part of the covenants contained in Section 1 or 2 of this Agreement shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable part had not been included herein. If any provisions of these covenants relating to the time period, activity and/or area of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time periods, activities or areas which such court deems reasonable and enforceable, the parties agree that the court making such a determination shall have the power to reduce the time period, activity and/or area of restriction to the maximum time period, activity and/or area which such court deems reasonable and enforceable.

                                       42

SECTION 4 - CONSIDERATION.

     As consideration for the performance and compliance by Shareholder hereunder, DTN hereby covenants and agrees to pay Shareholder the aggregate sum of Four Million Dollars ($4,000,000) payable as follows: (i) Two Million Dollars ($2,000,000) shall be paid to Shareholder on the date hereof and (ii) the remaining amount shall be payable in five annual payments of Four Hundred Thousand Dollars ($400,000) each commencing on the one year anniversary of the date of this Agreement and continuing on each anniversary date thereafter until fully paid. Upon any material breach of this Agreement by Shareholder (other than unintentional breaches of Section 1 hereof), the obligations of DTN to make such payments shall cease immediately.

SECTION 5 - ATTORNEY REVIEW.

     Shareholder was advised and encouraged to review this Agreement with his private attorneys before signing it. To the extent, if any, that the Shareholder desired, Shareholder has taken advantage of this right. Shareholder has carefully read and fully understands all of the provisions of this Agreement and is voluntarily entering into this Agreement.

SECTION 6 - SUCCESSORS, ASSIGNS AND THIRD PARTY BENEFICIARIES.

     This Agreement and all rights under this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors, and assigns.

SECTION 7 - MISCELLANEOUS.

     This writing constitutes the entire agreement between the parties hereto and supersedes any prior understanding or agreements among them respecting the subject matter. Except as otherwise set forth in this Agreement, there are no extraneous representations, arrangements, understandings, or agreements, oral or written, among the parties hereto, except those fully expressed herein. No amendments or modifications to the terms of this Agreement shall be made unless made in writing and signed by all the parties hereto. The failure of either party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce any such provisions. The existence of any claim or cause of action by Shareholder against DTN, not based upon this Agreement, shall not constitute a defense to the enforcement of this Agreement by DTN.

SECTION 8 - HEADINGS.

     The headings of the paragraphs contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

                                       43

SECTION 9 - APPLICABLE LAW.

     This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the conflicts of law principles, of the State of Minnesota.

                            [SIGNATURE PAGE FOLLOWS]

                                       44

                                SIGNATURE PAGE TO
                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                        ----------------------------------------
                                        Stephen P. Kavouras, Shareholder



                                        DATA TRANSMISSION NETWORK
                                        CORPORATION , a Delaware corporation



                                        By:____________________________________
                                        Its:___________________________________



                                       45

                                    EXHIBIT C




                                (Opinion of AK&C)

                           Dated _______________ ,1998



The Stephen P. Kavouras Revocable Trust
   under Agreement dated September 13, 1995,
The Irrevocable GST Trust for Stephen P. Kavouras
   under Agreement dated July 29, 1997
and Stephen P. Kavouras
11400 Rupp Drive
Burnsville, MN  55337

Gentlemen:

     We have acted as counsel to Data Transmission Network Corporation (the "Company"), a Delaware corporation, in connection with the Company's purchase of all of the issued and outstanding capital stock of Kavouras, Inc. pursuant to that certain Stock Purchase Agreement dated as of March ___, 1998, among all of the stockholders of Kavouras, Inc. and the Company (the "Stock Purchase Agreement") and that certain Agreement Regarding Stock Acquisition dated as of March ___, 1998, among the Company and you (the "Agreement"). This opinion is being rendered to you pursuant to Section 5.02(b) of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion, including those relating to the authorization, execution and delivery of the Stock Purchase Agreement and the Agreement. We reviewed the following documents and agreements:

     (i) the Stock Purchase Agreement and the Agreement (collectively the "Acquisition Agreements");

     (ii) the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware (the "Certificate of Incorporation");

     (iii) the Bylaws of the Company as certified by the Secretary of the Company on the date of this opinion letter (the "Bylaws"); and

                                       46

     (iv) actions taken by the Board of Directors of the Company to authorize the transactions contemplated by the Acquisition Agreements.

     In such examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions hereafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of the Company. During the course of our discussion with such representatives and our review of the documents described above in connection with the preparation of these opinions, no facts were disclosed to us that caused us to conclude that any such certificate, statement or representation is untrue. In making our examination of the documents executed by persons or entities other than the Company, we have assumed that each such other person or entity had the power and capacity to enter into and perform all his, her or its obligations thereunder and the due authorization of, and the due execution and delivery of, such documents by each such person or entity.

     As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that after an examination of documents in our files or made available to us by the Company and after inquiries of officers of the Company, and considering the actual knowledge of those attorneys in our firm who have given substantive attention to legal matters for the Company, without independent investigation or inquiry as to factual matters, but not including any constructive or imputed notice of any information, we find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that, we have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters.

     Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     2. The Company has the corporate power and authority to execute, deliver, and perform the Acquisition Agreements and to consummate the transactions contemplated thereby. The Acquisition Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The execution, delivery and performance of the Acquisition Agreements and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company.

     3. Except as set forth in the Acquisition Agreements, neither the execution, delivery, nor performance of the Acquisition Agreements nor the consummation of the transactions contemplated thereby (i) conflicts with or

                                       47
violates any provisions of the Certificate of Incorporation or By-laws of the Company, (ii) to our knowledge, violates any judgment, decree, order, writ or injunction specifically naming the Company, (iii) to our knowledge, requires on the part of the Company any filing with, or permit, authorization, consent or approval of, any federal or state governmental agency, or (iv) to our knowledge, violates any statute, rule or regulation.

     This opinion relates solely to the laws of the State of Nebraska, and applicable Federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions. We have assumed that, and our opinions expressed in paragraph 2 above are based upon our assumption that, the internal laws of the State of Nebraska and Federal law govern the provisions of the Acquisition Agreements and the transactions contemplated thereby.

     Our opinions relating to validity, binding effect, and enforceability of the Acquisition Agreements are subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws or judicial decisions affecting the validity and enforcement of creditors' rights generally, (ii) Nebraska law which may restrict your right to collect attorneys' fees from a defaulting party, (iii) public policy considerations or statutory provisions which may limit a party's rights to indemnification against liability for its own wrongful or negligent acts and to obtain certain remedies (iv) provisions of Nebraska law which restrict the concurrent exercise of multiple remedies, (v) principles of equity which permit the exercise of judicial discretion (regardless of whether such enforceability is considered in a proceeding in equity or at law). In applying the principles of equity referred to in the preceding clause (v) a court, among other things, might not allow a contractual party to declare a default deemed immaterial; such principles of equity, as applied by a court, also might include a requirement that a contractual party act reasonably and in good faith. We express no opinion as to the enforceability of provisions of the Acquisition Agreements which involve disclaimers, liability limitations with respect to third parties, releases of legal or equitable defenses, liquidated damages, or waivers of notices, rights, or remedies, or which impose penalties or forfeitures upon the occurrence of a default. Certain remedial provisions of the Acquisition Agreements may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Acquisition Agreements; however, the unenforceability of such provisions may result in delays in the enforcement of the Buyer's rights and remedies under the Acquisition Agreements (and we express no opinion as to the economic consequences, if any, of such delays).

     We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to other matters. The opinions expressed herein are furnished by us, as counsel for the Company, solely for your benefit in connection with the transactions contemplated by the Acquisition Agreements and upon the understanding that we are not hereby assuming any responsibility to any other person whatsoever. This opinion may not be quoted or relied upon by any other person or used for any other purpose without our prior written consent. This opinion is rendered as of the date hereof and we do not undertake to advise you of matters which occur subsequent to the date hereof and which affect the opinions expressed herein.

                                           Very truly yours,

                                           ABRAHAMS, KASLOW & CASSMAN


                                           By:

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                                     - 96 -

                                    EXHIBIT D


                               CLOSING CERTIFICATE


     The undersigned, being those parties collectively referred to as the "Principals" in that certain Agreement Regarding Stock Acquisition (the "Agreement") dated March ___, 1998, with Data Transmission Network Corporation (the "Buyer"), do hereby certify to the Buyer as follows:

     1. The undersigned have performed and complied in all material respects with all agreements, obligations, conditions and covenants contained in the Agreement and the Stock Purchase Agreement required to be performed and complied with at or prior to the date hereof and all representations and warranties of the undersigned set forth in the Agreement and the Stock Purchase Agreement are true and correct in all material respects as if made on and as of this date, as amended by any Disclosure Supplements as of the date hereof.

     2. There has been no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, or the results of operations of the Company from February 28, 1998.

     3. The undersigned hereby jointly and severally represent and warrant to Buyer that the 1997 Audited Financial Statements (as defined in the Agreement)
(i) have been prepared in accordance with the books and records of the Company, and (ii) present fairly the financial position of the Company as of December 31, 1997, and the results of operations for the year then ended, all in conformity with generally accepted accounting principles.

        DATED as of ______________, 1998



                                               /s/ Stephen P. Kavouras
                                               -----------------------------
                                               Stephen P. Kavouras
                                       49

                                               STEPHEN P. KAVOURAS REVOCABLE
                                               TRUST UNDER AGREEMENT DATED
                                               SEPTEMBER 13, 1995

                                               By /s/ Stephen P. Kavouras
                                                  -----------------------------
                                                  Stephen P. Kavouras, Trustee


                                               IRREVOCABLE GST TRUST FOR STEPHEN
                                               P. KAVOURAS UNDER AGREEMENT
                                               DATED JULY 29, 1997


                                               By /s/ Stephen P. Kavouras
                                                  ----------------------------
                                                  Stephen P. Kavouras, Trustee


                                               And /s/ Laura Burrow
                                                  -------------------------
                                                  Laura Burrow, Trustee



                                       50
                                     - 98 -

                                    EXHIBIT E


                  [Insert Form of Opinion of Sellers' Counsel]


                                       51
                                     - 99 -